Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Director, Public Relations
(714) 885-3695	(714) 885-3462
EMULEX REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS
Emulex Achieves Record Quarterly and Annual Revenues

     COSTA MESA, Calif., August 9, 2007 — Emulex Corporation (NYSE:ELX) today announced results for its fourth fiscal quarter ended July 1, 2007.
Fourth Quarter Highlights
•	Total revenues of $126.3 million, or a 5% sequential and a 28% year-over-year increase.

•	Revenue from engineering services related to a pre-existing Aarohi Communications agreement of $3.8 million.

•	GAAP gross margins of 61% and non-GAAP gross margins of 67%.

•	GAAP operating income of $21.3 million, or 17% of revenue, and non-GAAP operating income of $37.4 million, or 30% of revenue.

•	GAAP diluted EPS of $0.15 and non-GAAP diluted EPS of $0.34.

•	Cash, cash equivalents and investments of $271.9 million.

•	Inventory turnover of 6.8.

•	Days Sales Outstanding (DSOs) of 36 days.

•	Repurchase of 1.5 million shares using $32 million of cash.
Fiscal 2007 Highlights
•	Total revenues of $470.2 million, or a 17% year-over-year increase.

•	GAAP gross margins of 58% and non-GAAP gross margins of 65%.

•	GAAP operating income of $44.2 million, or 9% of revenue, and non-GAAP operating income of $133.5 million, or 28% of revenue.

•	GAAP diluted EPS of $0.34 and non-GAAP diluted EPS of $1.14.

•	Repurchase of 3.6 million shares using $70 million of cash.

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Financial Results
     Fourth quarter revenues of $126.3 million, rose 5% sequentially from the third fiscal quarter and increased 28% year-over-year. Fourth quarter GAAP net income was $13.2 million, or $0.15 per diluted share, representing an increase in earnings per share of 15% sequentially, and compared to a net loss of $0.06 per share in the prior year’s quarter. Non-GAAP net income for the fourth quarter, which excludes amortization of intangibles, stock-based compensation, in-process research and development (In-Process R&D) and impairment of a strategic investment, was $29.4 million, or $0.34 per diluted share, representing an increase in earnings per share of 26% sequentially and 42% from the year ago period. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Jim McCluney, President and CEO commented, “Our fiscal 2007 results demonstrate our successful execution on a number of key initiatives. Our strong year-over-year revenue growth of 17% was driven by the continued growth of our 4 Gb/s solutions, including mezzanine cards for blade servers, and penetration into OEM’s that helped us gain market share in our Host Server Products (HSP). In addition to recapturing market share in HSP, we continued to execute our diversification strategy with the integration of Aarohi Communications and Sierra Logic, which we acquired in calendar year 2006. As the cornerstone of our Intelligent Network Products and Embedded Storage Products respectively, these acquisitions expand Emulex’s business into higher growth emerging markets including Fibre Channel over Ethernet (FCoE) and SAS/SATA storage arrays.”
     “Most importantly, we continue to lay the foundation for the future. Emulex’s expertise in developing and delivering a broad range of enterprise class solutions to the market leaves us well positioned to capitalize on emerging trends including virtualization, deployment of converged networks and tiered storage, concluded McCluney”
     For the full year, record revenue of $470.2 million, an increase of 17% over the prior year, represents our ninth consecutive year of revenue growth. On a GAAP basis, earnings per diluted share of $0.34 was a decrease of 26% from the prior year primarily due to the amortization and impairment of intangible assets, the impairment of a strategic investment, and an increase in In-Process R&D charges associated with acquisitions, as well as an increase in stock-based compensation. Excluding these items, non-GAAP earnings per diluted share for the year of $1.14 was an increase of 13% over the prior year.

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its first fiscal quarter ending September 30, 2007. Emulex is budgeting for first quarter revenue in the range of $115-$118 million. Emulex expects that non-GAAP gross margins will be approximately 66% and non-GAAP earnings per share could amount to $0.24-$0.26. On a GAAP basis, Emulex expects gross margins of approximately 62% and diluted first quarter EPS of $0.11-$0.13 per share, reflecting approximately $0.13 per diluted share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation.
Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the fourth fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 and using the passcode 6983453.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex’s award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters is located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the fourth quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures are adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation expense, (iii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold and (iv) impairment of intangible assets. At the time of an acquisition, the intangible assets and inventory of the acquired company are recorded at fair value and subsequently either amortized over their estimated lives or expensed as sold. The Company believes that such intangibles and the mark-up on acquired inventory do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once the intangibles are fully amortized, or the acquired inventory is consumed, the intangibles and the inventory mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margins and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margins and other financial measures in comparison to both prior periods as well as to its competitors. Furthermore, with the respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of operating income that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margins has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures in question. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) In-Process R&D expenses, (iv) stock-based compensation expense, (v) net insurance recovery associated with the settlement of certain shareholders lawsuits and (vi) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, Sierra Logic inventory mark-up, stock-based compensation expense and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin. In-Process R&D is an expense relating to acquisitions. At the time of an acquisition, In-Process R&D costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such In-Process R&D expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once In-Process R&D is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) the Company cannot influence the amount of In-Process R&D expenses incurred. As a result, the Company believes that exclusion of In-Process R&D expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. With respect to the exclusion of net insurance recovery, the Company believes that presentation of a measure of operating expenses that excludes such recovery is useful to management and investors in evaluating the performance of the Company’s ongoing core business operations on a period-to-period

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August 9, 2007

basis. In this regard, the Company notes that the net insurance settlement recovery is non-recurring in nature and does not arise out of or reflect charges associated with the Company’s core business operations.
     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expense. Non-GAAP operating expense excludes the effects of (i) amortization of intangibles, (ii) In-Process R&D expenses, (iii) stock-based compensation expense, (iv) net insurance recovery associated with the settlement of certain shareholder lawsuits, and (v) impairment of intangible assets. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, In-Process R&D expenses, stock-based compensation expense, net insurance recovery associated with the settlement of certain shareholder lawsuits and impairment of intangible assets is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income and non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expense has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP earnings per share exclude the effects of (i) amortization of intangibles, (ii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) In-Process R&D expenses, (iv) stock-based compensation expense, (v) net insurance recovery associated with the settlement of certain shareholder lawsuits, (vi) recovery of a previous impairment of a strategic investment and associated note, (vii) impairment of intangible assets and (viii) net charge related to an impairment of a strategic investment. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above-listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margins and non-GAAP operating income. Moreover, the Company believes that presentation of a measure of net income and diluted earnings per share that excludes the net recovery related to a previous impairment of strategic investment and associated note, as well as the net charge related to an impairment of a strategic investment, is useful to management and investors in evaluating the

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that recoveries and charges of this type are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share and forward-looking gross margins below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability to realize the anticipated benefits of the acquisitions of Sierra Logic, Inc. and Aarohi Communications, Inc. on a timely basis or at all. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development in India; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and potentially new environ mental regulations. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Net revenues	$126,268	$98,871	$470,187	$402,813
Cost of sales	49,226	40,909	195,579	163,993

Gross profit	77,042	57,962	274,608	238,820

Operating expenses:
Engineering and development	31,346	23,753	117,833	89,669
Selling and marketing	12,843	9,807	47,870	36,169
General and administrative	9,586	6,364	31,416	23,680
In-process research and development	(600)	17,272	19,225	17,272
Impairment of other intangible assets	—	—	2,001	—
Amortization of other intangible assets	2,531	2,801	12,082	10,944

Total operating expenses	55,706	59,997	230,427	177,734

Operating income (loss)	21,336	(2,035)	44,181	61,086

Nonoperating income (loss):
Interest income	3,472	6,731	20,000	21,150
Interest expense	6	(628)	(1,179)	(2,494)
Other income (loss), net	(4,935)	141	(3,919)	173

Total nonoperating income (loss)	(1,457)	6,244	14,902	18,829

Income before income taxes	19,879	4,209	59,083	79,915

Income tax provision	6,717	8,996	29,649	39,464

Net income (loss)	$13,162	$(4,787)	$29,434	$40,451

Net income (loss) per share:
Basic	$0.16	$(0.06)	$0.35	$0.48

Diluted	$0.15	$(0.06)	$0.34	$0.46

Number of shares used in per share computations:
Basic	83,830	84,387	84,545	83,920

Diluted	86,295	84,387	89,089	91,259

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $0 for the three months ended July 1, 2007 and July 2, 2006 and $702 and $1,477 for the year ended July 1, 2007 and July 2, 2006, respectively.

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	July 1,	July 2,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$69,579	$224,292
Investments	202,288	367,054
Accounts and other receivables, net	66,986	61,362
Inventories, net	28,973	22,414
Prepaid and other assets	4,114	4,618
Deferred income taxes	27,114	27,814

Total current assets	399,054	707,554

Property and equipment, net	64,294	66,951
Investments	—	7,103
Goodwill and other intangible assets, net	170,689	77,765
Deferred income taxes	—	352
Other assets	25,251	432

	$659,288	$860,157

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$19,761	$17,847
Accrued liabilities	29,483	21,910
Income taxes payable	21,096	27,630
Convertible subordinated notes	—	235,177

Total current liabilities	70,340	302,564

Other liabilities	802	680
Deferred income taxes	6,239	—

Total liabilities	77,381	303,244

Total stockholders’ equity	581,907	556,913

	$659,288	$860,157

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Emulex Corporation FY ‘07 Fourth Quarter Results
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EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q4 FY 2007	% Total	Q4 FY 2006	% Total	%
($000s)	Revenue	Revenue	Revenue	Revenue	Change
OEM customers	$90,070	71%	$65,352	66%	38%
Distribution	36,207	29%	33,462	34%	8%
Other	(9)	nm	57	nm	nm

Total net revenues	$126,268	100%	$98,871	100%	28%

United States	$61,086	48%	$55,703	56%	10%
Pacific Rim countries	26,116	21%	11,131	11%	135%
Europe and rest of world	39,066	31%	32,037	33%	22%

Total net revenues	$126,268	100%	$98,871	100%	28%

Summary of Stock-Based Compensation:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006

Cost of sales	$271	$340	$1,065	$788
Engineering & development	3,146	2,509	12,897	8,566
Selling & marketing	1,242	1,253	5,556	4,591
General & administrative	2,044	1,784	8,512	7,374

Total stock-based compensation	$6,703	$5,886	$28,030	$21,319

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
GAAP gross margin	61.0%	58.6%	58.4%	59.3%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.3%	0.2%	0.2%
Amortization of intangibles	5.8%	3.9%	5.6%	3.6%
Impairment of intangibles	0.1%	—	0.0%	—
Additional cost on sell through of stepped up inventory	—	—	0.4%	—

Non-GAAP gross margin	67.1%	62.8%	64.6%	63.1%

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
GAAP operating expenses above	$55,706	$59,997	$230,427	$177,734

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(6,432)	(5,546)	(26,965)	(20,531)
Amortization of intangibles	(2,531)	(2,801)	(12,082)	(10,944)
Impairment of intangibles	—	—	(2,001)	—
In-process research and development	600	(17,272)	(19,225)	(17,272)
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	415

Impact on operating expenses	(8,363)	(25,619)	(60,273)	(48,332)

Non-GAAP operating expenses	$47,343	$34,378	$170,154	$129,402

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
GAAP operating income (loss)	$21,336	$(2,035)	$44,181	$61,086

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	6,703	5,886	28,030	21,319
Amortization of intangibles	9,816	6,608	37,888	25,691
Impairment of intangibles	175	—	2,176	—
In-process research and development	(600)	17,272	19,225	17,272
Additional cost on sell through of stepped up inventory		—	—	2,036
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	(415)

Impact on operating income (loss)	16,094	29,766	89,355	63,867

Non-GAAP operating income	$37,430	$27,731	$133,536	$124,953

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
GAAP net income (loss)	$13,162	$(4,787)	$29,434	$40,451

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	6,703	5,886	28,030	21,319
Amortization of intangibles	9,816	6,608	37,888	25,691
Impairment of intangibles	175	—	2,176	—
In-process research and development	(600)	17,272	19,225	17,272
Additional cost on sell through of stepped up inventory	—	—	2,036	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	(819)	—
Net charge related to an impairment of a strategic investment	4,975	—	4,975	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	(415)
Income tax effect of above items	(4,841)	(3,448)	(22,123)	(13,483)

Impact on net income (loss)	16,228	26,318	71,388	50,384

Non-GAAP net income	$29,390	$21,531	$100,822	$90,835

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Reconciliation of diluted GAAP earnings (loss) per share to diluted non-GAAP earnings per share:

	Three Months Ended		Year Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Diluted GAAP earnings (loss) per share	$0.15	$(0.06)	$0.34	$0.46

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.07	0.05	0.24	0.19
Amortization of intangibles	0.07	0.05	0.27	0.17
Impairment of intangibles	0.00	—	0.01	—
In-process research and development	(0.01)	0.20	0.22	0.19
Additional cost on sell through of stepped up inventory	—	—	0.01	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	(0.01)	—
Net charge related to an impairment of a strategic investment	0.06	—	0.06	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	(0.00)

Impact on diluted earnings (loss) per share	0.19	0.30	0.80	0.55

Non-GAAP diluted earnings per share	$0.34	$0.24	$1.14	$1.01

Diluted shares used in non-GAAP per share computations	86,295	91,466	89,089	91,259

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Emulex Corporation FY ‘07 Fourth Quarter Results
August 9, 2007

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
Sept 30, 2007
Non-GAAP diluted earnings per share guidance	$0.24-$0.26

Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangible assets	0.07
Stock-based compensation	0.06

GAAP diluted earnings per share guidance	$0.11-$0.13

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months Ending
Sept 30, 2007
Non-GAAP gross margin guidance	66%
Items excluded, net of tax, from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangible assets	4%
Stock-based compensation	0%

GAAP gross margin guidance	62%